UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  Reported:  July 5, 2006


                   American Airlines, Inc.
   (Exact name of registrant as specified in its charter)


          Delaware               1-2691             13-1502798
(State of Incorporation) (Commission File Number) (IRS Employer
                                                Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas            76155
(Address of principal executive offices)            (Zip Code)


                          (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 8.01    Other Events

American Airlines, Inc. is filing herewith a press release issued on July 5, 2006 as Exhibit 99.1, which is included herein. This press release was issued to report June traffic for American Airlines, Inc.





                          SIGNATURE



     Pursuant  to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American  Airlines, Inc.



                                        /s/Charles D.MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  July 6, 2006




                        EXHIBIT INDEX


Exhibit        Description

99.1           Press Release


                                        Exhibit 99.1

                              CONTACT:  Tim Wagner
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com


FOR RELEASE: Wednesday, July 5, 2006



           AMERICAN AIRLINES REPORTS JUNE TRAFFIC

     FORT WORTH, Texas - American Airlines, the world's largest airline, reported a June load factor of 85.4 percent
- an increase of 2.6 points compared to the same period last year. Traffic decreased slightly year over year as capacity decreased 3.1 percent.
     Domestic traffic decreased 2.9 percent year over year on
5.9 percent less capacity. International traffic increased by 5.5 percent relative to last year on a capacity increase of 2.3 percent.
     American boarded 8.8 million passengers in June.

About American Airlines
American Airlines is the world's largest airline. American, American Eagle and the AmericanConnection airlines serve 250 cities in over 40 countries with more than 3,900 daily flights. The combined network fleet numbers more than 1,000 aircraft. American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members serve more than 600 destinations in over 135 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, the AmericanConnection airlines, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)

Detailed traffic and capacity data are on the following page.




            AMERICAN AIRLINES PASSENGER DIVISION
           COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                  EXCLUDES CHARTER SERVICES
                            JUNE
                                   2006         2005      CHANGE
REVENUE PASSENGER MILES(000)
  SYSTEM                     12,659,699   12,666,950      (0.1)%
         D.O.T. DOMESTIC      8,185,331    8,427,394      (2.9)
         INTERNATIONAL        4,474,368    4,239,556       5.5
         ATLANTIC             2,024,521    1,949,611       3.8
         LATIN AMERICA        1,801,060    1,750,789       2.9
         PACIFIC                648,787      539,156      20.3


AVAILABLE SEAT MILES (000)
  SYSTEM                     14,819,729   15,291,753      (3.1)%
         D.O.T. DOMESTIC      9,412,856   10,007,272      (5.9)
         INTERNATIONAL        5,406,873    5,284,480       2.3
         ATLANTIC             2,259,010    2,177,510       3.7
         LATIN AMERICA        2,418,542    2,501,878      (3.3)
         PACIFIC                729,321      605,092      20.5

LOAD FACTOR
  SYSTEM                           85.4 %       82.8 %     2.6 Pts
         D.O.T. DOMESTIC           86.9         84.2       2.7
         INTERNATIONAL             82.7         80.2       2.5
         ATLANTIC                  89.6         89.5       0.1
         LATIN AMERICA             74.4         69.9       4.5
         PACIFIC                   88.9         89.1      (0.2)

PASSENGERS BOARDED            8,838,947    8,961,410      (1.4)%

SYSTEM CARGO TON MILES (000)    189,662      184,298       2.9 %





            AMERICAN AIRLINES PASSENGER DIVISION
           COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                  EXCLUDES CHARTER SERVICES
                      YEAR-TO-DATE JUNE

                                   2006          2005    CHANGE
REVENUE PASSENGER MILES (000)
  SYSTEM                     69,836,192    68,023,515      2.7 %
         D.O.T. DOMESTIC     45,943,498    45,426,409      1.1
         INTERNATIONAL       23,892,693    22,597,107      5.7
         ATLANTIC             9,710,812     9,290,768      4.5
         LATIN AMERICA       11,062,119    10,732,644      3.1
         PACIFIC              3,119,762     2,573,694     21.2


AVAILABLE SEAT MILES (000)
  SYSTEM                     87,309,396    87,746,122     (0.5)%
         D.O.T. DOMESTIC     56,074,586    57,686,847     (2.8)
         INTERNATIONAL       31,234,809    30,059,274      3.9
         ATLANTIC            12,230,282    11,407,628      7.2
         LATIN AMERICA       14,944,289    15,381,833     (2.8)
         PACIFIC              4,060,238     3,269,813     24.2

LOAD FACTOR
  SYSTEM                           79.9 %        77.5 %    2.4 Pts
         D.O.T. DOMESTIC           81.9          78.7      3.2
         INTERNATIONAL             76.4          75.1      1.3
         ATLANTIC                  79.3          81.4     (2.1)
         LATIN AMERICA               74          69.7      4.3
         PACIFIC                   76.8          78.7     (1.9)


PASSENGERS BOARDED           49,535,569    48,497,822       2.1 %

SYSTEM CARGO TON MILES (000)  1,083,012     1,097,601      (1.3)%



                             ###

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